INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 033-84480, No. 033-50884, and No. 333-58520 of Northbrook Life Insurance Company on Form S-3 of our report dated February 20, 2002, appearing in this Annual Report on Form 10-K of Northbrook Life Insurance Company for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 2002